Exhibit 99.1

Jerrold J. Pellizzon	Phil Bourdillon/Gene Heller
Chief Financial Officer	Silverman Heller Associates
(714) 549-0421	(310) 208-2550

CERADYNE, INC. REPORTS FOURTH QUARTER, TWELVE-MONTH
2011 FINANCIAL RESULTS

Costa Mesa, Calif.–February 16, 2012–Ceradyne, Inc. (NASDAQ: CRDN) reported financial results for the fourth quarter and twelve months ended December 31, 2011.

Sales for the fourth quarter 2011 were $128.5 million, compared with $100.7 million in the fourth quarter 2010. Net income for the fourth quarter 2011 increased to $20.8 million, or $0.85 per fully diluted share, on  24,345,961 shares, compared to a net income of $13.2  million, or $0.53  per fully diluted share on 24,968,532 shares in the fourth quarter 2010. On a non-GAAP basis, net income for the fourth quarter 2011 increased to $13.6 million, or $0.56 per fully diluted share, compared to a net income of $10.9 million, or $0.44 per fully diluted share in the fourth quarter 2010.

Sales for the twelve months ended December 31, 2011 were $572.0 million, compared with $402.9 million for 2010. Net income for the twelve months ended December 31, 2011 was $83.9 million, or $3.38 per fully diluted share, on 24,786,106  shares, compared to net income of $29.3  million, or $1.15  per fully diluted share on 25,370,229 shares in the prior year period. On a non-GAAP basis, net income for the twelve months ended December 31, 2011 was $78.1 million, or $3.15 per fully diluted share compared to net income of $27.6 million, or $1.09 per fully diluted share.

Net income included special charges and special credits that when combined had a positive impact by increasing diluted earnings per share by approximately $0.29 for the fourth quarter of 2011. The special charges totaled $8.7 million during the fourth quarter of 2011, which included a pre-tax $0.9 million restructuring charge for the closure of our facility in Billerica, Massachusetts and a pre-tax $7.8 million charge to write down the value of goodwill related to our acquisition of VIOX Corporation. The write down of goodwill was to reflect the current economic environment as a result of the recent downturn in the solar industry. The special credits totaled $19.4 million during the fourth quarter and were associated with the adjustment of economic assumptions regarding our purchase of the assets of Diaphorm, LLC in 2009, and our acquisitions of SemEquip in 2008 and VIOX in January 2011. During the fourth quarter, we revised the estimated future sales and earnings of Diaphorm, which caused an increase to the estimated acquisition liability and a charge to pre-tax earnings for the quarter and the year ended December 31, 2011 of $1.0 million. Also during the fourth quarter of 2011, we revised the estimated future sales and earnings of VIOX and SemEquip, which caused a decrease to the estimated acquisition liability and a credit to pre-tax earnings for the quarter and the year ended December 31, 2011 of $11.5 million for VIOX and $6.9 million for SemEquip.

Gross profit margin was 32.6% of net sales in the fourth quarter 2011, compared to 32.8% in the same period in 2010. The provision for income taxes was 36.2% in the fourth quarter 2011, compared to a benefit from income taxes in the same period in 2010.

Gross profit margin was 36.1% of net sales in the twelve months ended December 31, 2011 compared to 26.8% in 2010. The provision for income taxes was 34.4% in the twelve months ended December 31, 2011, compared to a benefit from income taxes in 2010.

New orders for the three months ended December 31, 2011 were $58.1 million, compared to $151.3 million for the same period last year. For the year ended December 31, 2011, new orders were $670.6 million, compared to $455.3 million for 2010.

Total backlog as of December 31, 2011 was $284.9 million, compared to total backlog at December 31, 2010 of $185.8 million.

Total cash, cash equivalents and short-term investments increased to $275.0 million at December 31, 2011 compared to $246.3 million at December 31, 2010.

Ceradyne’s initial 2012 guidance is for sales to range from $590 million to $625 million and earnings to range from $2.30 to $2.65 per fully diluted share. These projections are based on our current backlog plus projected new 2012 orders. Our guidance assumes receipt of an initial low rate production order on the enhanced combat helmet (ECH) within the next several weeks with full-scale, multi-year ECH production contracts executed in Q2 this year. We also anticipate a soft first half of 2012 for our photovoltaic solar crucibles, increasing throughout 2012.

Ceradyne’s development pipeline of PetroCeram® ceramic sand screens, ceramic thrust bearings for oil and gas drilling, and several proprietary industrial and pharmaceutical products will all be in limited production in 2012.

Joel P. Moskowitz, Ceradyne president, chief executive officer and chairman of the board, commented, “In general, we are very pleased with our fourth quarter performance and the 2011 full-year performance. Our diversification strategy of products, markets and geography demonstrated its relevance in 2011. As the year progressed, our solar business declined as the result of significant over capacity and excessive inventory levels of our customers, particularly in China. Yet other areas of Ceradyne, such as defense, nuclear and industrial, showed additional strength which allowed us to meet our internal goals and continue to implement our “Ceradyne $1 Billion” strategy.”

Mr. Moskowitz further stated, “2012 should reflect continuation of certain trends we saw in 2011. Although we expect our solar business to exhibit weakness early this year, we believe our customers will work off their inventories with resultant firming of Ceradyne solar related business levels later this year. We also expect a strong defense sector in 2012, particularly in Ceradyne’s lightweight ceramic body armor. Although the enhanced combat helmet (ECH) qualification process has taken longer than originally expected, we are very optimistic about this program.”

Mr. Moskowitz continued, “A high priority for future new business at Ceradyne is our R&D pipeline of new advanced technical ceramics covering a wide range of our areas of interest. Continuing outstanding results in the oil field of our PetroCeram® ceramic sand screen has encouraged us to expand our internal capacity and increase our technology and marketing team in Kempten, Germany. We are substantively increasing our manufacturing capacity of the isotope B10 in Quapaw, Oklahoma in response to what we believe are increasing opportunities in the nuclear power plant industry, particularly in China.”

Furthermore, Mr. Moskowitz stated, “Our strong balance sheet with $275 million in cash and short term investments will enable us to invest internally, pursue our acquisition strategy, and increase shareholder value through opportunistic stock buybacks.”

Non-GAAP Financial Measures

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), the table at the end of this press release includes a reconciliation between the non-GAAP financial measures discussed in this press release and the GAAP financial results. These non-GAAP financial measures exclude certain items and special charges, such as restructuring – plant closure and severance, impairment charges, acquisition related charges, and losses on auction rate securities. Management does not consider the excluded items part of day-to-day business or reflective of the core operational activities of the Company as they result from transactions outside the ordinary course of business. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company's core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Conference Call and Webcast Information

Ceradyne will host a conference call today at 8:00 a.m. PST (11:00 a.m. EST) to review the financial results for the fourth quarter ended December 31, 2011. To participate in the teleconference, please call toll free 888-378-0320 (or 719-325-2343 for international callers) approximately 10 minutes prior to the above start time and provide Passcode 4527399. In a previous press release, incorrect dial-in numbers were distributed; please use the numbers as disclosed in this press release. Investors or other interested parties may listen to the teleconference live via the Internet at www.ceradyne.com or www.earnings.com. These web sites will also host an archive of the teleconference. A telephone playback will be available beginning at 12:00 p.m. PST on February 16th through 12:00 p.m. PST on February 18th. The playback can be accessed by calling 888-203-1112 (or 719-457-0820 for international callers) and providing Passcode 4527399.

Information about Ceradyne, Inc.

Ceradyne develops, manufactures and markets advanced technical ceramic products and components for defense, industrial, energy, automotive/diesel and commercial applications.

In many high performance applications, products made of advanced technical ceramics meet specifications that similar products made of metals, plastics or traditional ceramics cannot achieve. Advanced technical ceramics can withstand extremely high temperatures, combine hardness with light weight, are highly resistant to corrosion and wear, and often have excellent electrical capabilities, special electronic properties and low friction characteristics. Additional information can be found at the Company’s web site: www.ceradyne.com.

Except for the historical information contained herein, this press release contains forward-looking statements regarding future events and the future performance of Ceradyne that involve risks and uncertainties that could cause actual results to differ materially from those projected. Words such as "anticipates," "believes," "plans," "expects," "intends," "future," and similar expressions are intended to identify forward-looking statements. These risks and uncertainties are described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and its quarterly Reports on Form 10-Q, as filed with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date thereof.

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CERADYNE, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
NET SALES	$128,530	$100,719	$571,982	$402,938
COST OF GOODS SOLD	86,656	67,686	365,337	295,078
Gross profit	41,874	33,033	206,645	107,860
OPERATING EXPENSES
Selling, general and administrative	16,782	17,993	74,325	61,940
Research and development	3,191	2,961	12,446	11,692
Restructuring - plant closure and severance	914	3,498	914	3,505
Acquisition related (credits) charges	(19,422)	1,655	(17,298)	1,567
Goodwill impairment	7,797	-	7,797	-
	9,262	26,107	78,184	78,704
INCOME FROM OPERATIONS	32,612	6,926	128,461	29,156
OTHER INCOME (EXPENSE):
Interest income	1,247	2,793	3,991	5,355
Interest expense	(1,782)	(1,534)	(6,620)	(6,247)
Gain (loss) on auction rate securities	630	-	630	(978)
Miscellaneous	(177)	592	1,494	1,085
	(82)	1,851	(505)	(785)

INCOME BEFORE PROVISION (BENEFIT) FOR INCOME TAXES	32,530	8,777	127,956	28,371
PROVISION (BENEFIT) FOR INCOME TAXES	11,777	(4,409)	44,068	(905)
NET INCOME	$20,753	$13,186	$83,888	$29,276
BASIC INCOME PER SHARE	$0.86	$0.53	$3.41	$1.16
DILUTED INCOME PER SHARE	$0.85	$0.53	$3.38	$1.15
WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	24,169	24,713	24,614	25,191
DILUTED	24,346	24,969	24,786	25,370

CERADYNE, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share data)

	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$50,275	$53,436
Short term investments	224,772	192,860
Accounts receivable, net of allowances for doubtful accounts of $1,547 and $685 in 2011 and 2010, respectively	73,646	53,019
Other receivables	6,040	17,553
Inventories	117,273	94,258
Production tooling, net	11,792	10,037
Prepaid expenses and other	43,860	38,653
Deferred tax asset	5,782	6,808
Total current assets	533,440	466,624

Property, plant and equipment, net	243,376	243,681
Long term investments	15,026	26,187
Intangible assets, net	100,690	83,475
Goodwill	42,926	43,219
Other assets	12,673	2,127
Total assets	$948,131	$865,313

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$29,191	$25,738
Accrued expenses and other liabilities	30,470	24,603
Income taxes payable	5,331	1,869
Short-term debt	89,294	-
Total current liabilities	154,286	52,210

Long-term debt	-	85,599
Employee benefits	24,462	22,269
Other long term liabilities	37,224	41,902
Deferred tax liability	23,461	11,124
Total liabilities	239,433	213,104
Commitments and contingencies (Note 8)

Stockholders’ equity:
Common Stock, $0.01 par value: 100,000,000 authorized; 24,175,051 and 24,713,126 shares issued and outstanding at December 31, 2011 and 2010, respectively	242	247
Additional paid in capital	121,940	141,973
Retained earnings	583,420	499,532
Accumulated other comprehensive income	3,096	10,457
Total stockholders’ equity	708,698	652,209
Total liabilities and stockholders’ equity	$948,131	$865,313

CERADYNE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	Twelve Months Ended December 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$83,888	$29,276
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES:
Depreciation and amortization	38,750	36,148
Amortization of bond premium	985	620
Non cash interest expense on convertible debt	3,695	3,436
Deferred income taxes	16,209	9,773
Stock compensation	4,146	3,844
(Gain) losses on auction rate securities	(630)	978
Loss on other securities	80	328
Goodwill impairment	7,797	-
Loss on equipment disposal	382	2,992
Change in operating assets and liabilities (net of effect of businesses acquired):
Accounts receivable, net	(18,038)	814
Other receivables	11,875	(1,724)
Inventories, net	(21,284)	(611)
Production tooling, net	3,640	1,952
Prepaid expenses and other assets	(19,557)	(18,541)
Accounts payable and accrued expenses	8,702	1,789
Income taxes payable	2,932	1,193
Other long term liability	(17,048)	2,280
Employee benefits	2,168	1,588
NET CASH PROVIDED BY OPERATING ACTIVITIES	108,692	76,135
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(31,262)	(44,220)
Changes in restricted cash	-	3,130
Purchases of marketable securities	(78,622)	(122,927)
Proceeds from sales and maturities of marketable securities	52,466	39,489
Cash paid for acquisitions	(27,673)	-
Proceeds from sale of equipment	1,781	969
NET CASH USED IN INVESTING ACTIVITIES:	(83,310)	(123,559)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of stock due to exercise of options	1,163	362
Excess tax benefit due to exercise of stock options	740	472
Shares repurchased	(25,775)	(19,766)
NET CASH USED IN FINANCING ACTIVITIES	(23,872)	(19,876)
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(4,671)	(1,418)
DECREASE IN CASH AND CASH EQUIVALENTS	(3,161)	(68,718)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	53,436	122,154
CASH AND CASH EQUIVALENTS, END OF PERIOD	$50,275	$53,436

CERADYNE, INC.
SEGMENT FINANCIAL INFORMATION
(Amounts in thousands)

The financial information for all segments is presented below (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Revenue from External Customers
Advanced Ceramic Operations	$60,233	$28,838	$277,541	$152,578
ESK Ceramics	37,685	35,904	163,592	130,747
Thermo Materials	14,260	28,952	98,895	98,770
Boron	22,714	11,857	55,430	35,010
Inter-segment elimination	(6,362)	(4,832)	(23,476)	(14,167)
Total	$128,530	$100,719	$571,982	$402,938

Depreciation and Amortization
Advanced Ceramic Operations	$2,034	$2,340	$9,790	$9,238
ESK Ceramics	3,087	3,208	12,742	12,625
Thermo Materials	2,167	1,617	8,015	6,176
Boron	2,032	2,004	8,203	8,109
Total	$9,320	$9,169	$38,750	$36,148

Segment Income (Loss) from Operations and Income Before Provision for Income Taxes
Advanced Ceramic Operations	$14,576	$(12,872)	$60,253	$(23,113)
ESK Ceramics	6,886	7,429	30,865	21,133
Thermo Materials	(2,857)	12,026	20,029	33,951
Boron	13,990	82	16,822	(2,385)
Inter-segment elimination	17	261	492	(430)
Income from Operations	32,612	6,926	128,461	29,156
Other Income (Expense)	(82)	1,851	(505)	(785)
Income before Provision for Income Taxes	$32,530	$8,777	$127,956	$28,371

Segment Assets
Advanced Ceramic Operations	$474,633	$414,425	$474,633	$414,425
ESK Ceramics	170,193	173,387	170,193	173,387
Thermo Materials	172,806	149,960	172,806	149,960
Boron	130,499	127,541	130,499	127,541
Total	$948,131	$865,313	$948,131	$865,313

Expenditures for Property, Plant & Equipment
Advanced Ceramic Operations	$1,312	$1,333	$6,276	$6,811
ESK Ceramics	1,573	1,081	5,278	2,497
Thermo Materials	2,414	10,713	13,780	32,087
Boron	2,123	428	5,928	2,825
Total	$7,422	$13,555	$31,262	$44,220

CERADYNE, INC.
MARKET APPLICATION INFORMATION
(Dollar amounts in millions)

We categorize our products into five market applications. The tables below show our sales by market application and the percentage contribution to our total sales of each market application in the different time periods.

Sales by Market Application (in millions):
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2011	2010	Change	2011	2010	Change
Defense	$51.1	$19.1	167.2%	$225.3	$117.3	92.0%
Industrial	38.3	39.4	(3.0%)	163.2	138.6	17.8%
Energy	25.1	30.7	(18.4%)	129.0	99.9	29.1%
Automotive/Diesel	9.8	8.8	12.8%	40.1	35.9	11.7%
Commercial	4.2	2.7	55.7%	14.4	11.2	28.8%
Total	$128.5	$100.7	27.6%	$572.0	$402.9	42.0%

Percentage Contribution:
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Defense	39.8%	19.0%	39.4%	29.1%
Industrial	29.7	39.1	28.6	34.4
Energy	19.5	30.5	22.5	24.8
Automotive/Diesel	7.7	8.7	7.0	8.9
Commercial	3.3	2.7	2.5	2.8
Total	100.0%	100.0%	100.0%	100.0%

CERADYNE, INC.
NON-GAAP FINANCIAL INFORMATION
(Amounts in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
GAAP income from operations	$32,612	$6,926	$128,461	$29,156
1. Acquisition related charge (credit)	(19,422)	1,655	(17,298)	1,567
2. Restructuring, plant closure and severance	914	3,498	914	3,505
3. Goodwill impairment	7,797	-	7,797	-
Non-GAAP income from operations before acquisition, restructuring and goodwill impairment charges	$21,901	$12,079	$119,874	$34,228

GAAP net income	$20,753	$13,186	$83,888	$29,276

Reconciling items:
Special charges (credits)
1. Acquisition related charge (credit)	(19,422)	1,655	(17,298)	1,567
2. Restructuring, plant closure and severance	914	3,498	914	3,505
3. Goodwill impairment	7,797	-	7,797	-
4. (Gain) loss on auction rate securities	(630)	-	(630)	978
Total special charges (credits)	(11,341)	5,153	(9,217)	6,050

Provision for income taxes:
Credit due settlement of a claim for reapportionment of state income taxes	-	8,286	-	8,286
Increase in federal taxes due to credit for reapportionment of state income taxes	-	(2,900)	-	(2,900)
Net tax effect due to reapportionment of state income income taxes	-	5,386	-	5,386
Tax effect on other non-GAAP adjustments	4,166	2,033	3,386	2,387
Total tax effect on non-GAAP adjustments (A)	4,166	7,419	3,386	7,773

Non-GAAP net income	$13,578	$10,920	$78,057	$27,553

Diluted non-GAAP income per share	$0.56	$0.44	$3.15	$1.09
Increase (decrease) due to non-GAAP adjustments	0.29	0.09	0.23	0.06
Diluted GAAP income per share	$0.85	$0.53	$3.38	$1.15

(A)  The tax effect on pre-tax non-GAAP adjustments is calculated using the relevant tax jurisdictions’ statutory tax rates.

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